Exhibit 24.1





                Consent of Ernst & Young LLP
                    Independent Auditors


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of Electrosource, Inc. and to the incorporation by reference therein of our report dated February 28, 1997, with respect to the financial statements of Electrosource, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   /s/  Ernst & Young LLP
                                   Ernst & Young LLP

Austin, Texas
July 7, 1997